CONTRACT NO.
K2 Engineering: K2-USGEO_Contract_03’03

US Geothermal	K2 Engineering
1509 Tyrell Lane, Suite B	PO Box 170240
Boise, ID 83706	Boise, ID 83717

CONSULTING CONTRACT

     THIS AGREEMENT, entered into this 1st day of March, 2003 between US Geothermal, hereinafter referred to as THE CORPORATION, and Kevin Kitz, an independent contractor representing himself, hereinafter referred to as CONSULTANT.

WITNESSETH: That;

I. SCOPE, FINANCIAL TERMS AND DURATION OF THE CONTRACT.

I.1. DESCRIPTION OF SERVICES OR WORK TO BE PERFORMED BY CONSULTANT

     CONSULTANT, from time to time shall provide consulting services as requested by THE CORPORATION and as described in separate Statements of Work that are executed by THE CORPORATION and CONSULTANT for each assignment that CONSULTANT accepts. Each Statement of Work that is executed by THE CORPORATION and CONSULTANT shall as a minimum specify the project, the performance period, the services to be provided, a fixed price or time and materials rate for the services, any applicable deliverables or milestones for the performance of the services, a statement that the Statement of Work is subject to the terms of this Agreement, and the signatures of the CONSULTANT and an officers of THE CORPORATION. All Statement of Work shall incorporate this Agreement by reference and shall be construed to be a part of this Agreement and subject to all the terms and conditions of this Agreement.

     It is understood between the parties herein that no performance is required hereunder except after receipt by CONSULTANT of specific Statements of Work from THE CORPORATION, this Service Contract serving only to establish the terms and conditions of performance pursuant to any such instructions. Each set of such instructions shall be deemed a separate contract and transaction.

I.2. ALTERATIONS

     I.2.1 No changes or alterations shall be made from instructions of THE CORPORATION unless first ordered and acknowledged by a representative of THE CORPORATION. CONSULTANT shall not be entitled to payment for changes and/or alterations unless same is made as above provided. Any changes and/or alterations which are made as above provided shall not in any way release any surety on any CONSULTANT'S bond furnished by CONSULTANT hereunder, if any.

     I.2.2 All notices required between the parties under any of the provisions of this Contract, shall, unless otherwise specifically provided, be given in writing by personal delivery or by Philippine registered mail or telegram, postage charge prepaid and addressed as follows to the principal party-signatory or his designated representative:

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THE CORPORATION:	Doug Glaspey
US Geothermal
1509 Tyrell Lane, Suite B
Boise, ID 83706

CONSULTANT:	Kevin Kitz
K2 Engineering
PO BOX 170240
Boise, ID 83716

phone: +1 (208) 336-6065
fax: +1 (208) 344-3606
e-mail kevin@kitzworks.com

I.2.3. THE CORPORATION may assign this Agreement to a parent, subsidiary, affiliate, or successor in interest carrying on the business of the assigning party.

I.3. TERMS OF PAYMENT

     I.3.1 As the sole consideration for the services specified in each Statement of Work, THE CORPORATION agrees to pay CONSULTANT for the work performed by CONSULTANT on either a fixed price, time and materials, or time and materials with a maximum rate basis, or other method, as specified in each Statement of Work. If THE CORPORATION agrees to pay for CONSULTANT's services on a time and material basis, then the rates shall be specified in the Statement of Work.

     I.3.2 The rates specified in the Statement of Work shall be all-inclusive, including but not limited to, CONSULTANT’s self-financing of insurance, vacation, and retirement.

     I.3.3 All valid expenses, as determined by THE CORPORATION’s written guidelines, incurred by CONSULTANT in the conduct of authorized work shall be reimbursed by THE CORPORATION, at cost plus 5%, upon submission of an expense statement with supporting documentation.

I.4. TIME OF PAYMENT

     CONSULTANT shall bill THE CORPORATION at THE CORPORATION'S address at the end of each month for all work performed and any expense reimbursement. Payment shall be made hereunder in the place of billing when all the work to be done by CONSULTANT has been accepted by THE CORPORATION as being in full compliance with all the terms, conditions, and requirements of this Contract. Upon approval by THE CORPORATION, CONSULTANT may elect to submit invoices to PGI twice a month for work performed.

I.5. TAXES

     All US taxes, whether local or national, arising from CONSULTANT’S earnings under this Agreement will be solely for the account of CONSULTANT. THE CORPORATION will pay applicable foreign taxes including but not limited to value-added tax (VAT) and income tax for work performed outside of the US, if any.

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I.6. LABOR, EQUIPMENT, MATERIALS, SUPPLIES AND SERVICES

     I.6.1 CONSULTANT guarantees that all work and labor to be performed under the terms of this Contract will be performed in strict accordance with all national and local laws, rules, regulations, orders, and ordinances.

     I.6.2. CONSULTANT shall keep and maintain equipment furnished by THE CORPORATION in good condition, and upon the termination of the use of such equipment, turn over same to THE CORPORATION in as good condition as when received, subject, however, to ordinary wear and tear.

     I.6.3. CONSULTANT shall examine before using, all materials, equipment and supplies furnished by THE CORPORATION for performance directed pursuant to this Contract, and will exercise reasonable diligence to report to THE CORPORATION any defects therein in time to allow THE CORPORATION to replace same without delaying the work. CONSULTANT shall not exclude or modify any express or implied warranties which would otherwise attach to such materials, equipment, or supplies, or to a product furnished by CONSULTANT, or waive any remedy available to THE CORPORATION or CONSULTANT as a consequence of any breach of such warranties.

I.7. DURATION OF CONTRACT

     I.7.1 The Term of this contract is:

EFFECTIVE DATE OF CONTRACT: March 1, 2003

EXPIRATION DATE OF CONTRACT: February 29, 2008

     I.7.2 This contract may be canceled by THE CORPORATION at any time upon fourteen- (14) days written notice to CONSULTANT, unless otherwise specified in a signed Statement of Work between the CORPORATION and the CONSULTANT. This contract may be canceled by CONSULTANT at any time upon fourteen (14) days written notice to THE CORPORATION, unless otherwise specified in a signed Statement of Work between the CORPORATION and the CONSULTANT. From and after the effective date of any termination of this Agreement, neither party shall have any rights and obligations hereunder except such rights and obligation as shall have accrued prior to said effective date, and CONSULTANT's obligations under Paragraphs III.1 and III.2 hereof shall survive termination of this Agreement.

     I.7.3 This contract may be renewed or extended by mutual agreement.

I.8. FORCE MAJEURE

     This Contract is subject to all national and local laws, order, rules and regulations and neither THE CORPORATION nor CONSULTANT shall be liable for any delay or damage due, occasioned or caused as a result of such laws, order, rules or regulations or by strikes, action of the elements or causes beyond the control of the parties, and any delay due to above causes or any of them shall not be deemed to be a breach of or failure to perform this Contract, or any part thereof, but the party hereunder that is rendered unable, wholly or in part, to carry out its obligations under this Contract shall give notice and full particulars of the cause of said delay in writing to the other party promptly after the occurrence of the cause relied upon and the cause of said delay so far as possible shall be remedied with all reasonable dispatch. THE CORPORATION shall not pay or be liable to CONSULTANT for any continuous period that normal operations cannot be carried out due to Force Majeure.

I.9. GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Idaho.

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1.10. ARBITRATION

     All disputes arising out of or relating to this Agreement shall be referred to arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Boise, Idaho.

II. RELATIONSHIP AND INDEMNIFICATION

II.1. INDEPENDENT CONSULTANT RELATIONSHIP

     II.1.1 CONSULTANT shall be an independent CONSULTANT with respect to performance of all work hereunder. Neither CONSULTANT nor anyone employed by CONSULTANT shall be deemed for any purpose to be the employee, agent, servant, or representative of THE CORPORATION in the performance of any work or service or any part thereof in any manner dealt with hereunder.

     II.1.2 NO BENEFITS. None of the benefits provided by THE CORPORATION to its employees, including but not limited to medical, life, accident or disability insurance, pensions, unemployment or worker's compensation or profit sharing plans, shall be available to CONSULTANT, or anyone employed by CONSULTANT, as a result of rendering services pursuant to this Agreement (other than benefits that accrued or vested prior to this Agreement, or are otherwise provided in a Statement of Work).

II.2. INDEMNIFICATION

     II.2.1 THE CORPORATION agrees to release, protect, defend, indemnify and save CONSULTANT harmless from and against all claims, liabilities, demands, and causes of action of every kind and character, without limit, on account of bodily injury, death or damage to property, arising from or in connection with CONSULTANT'S performance under this Contract, so long as such injury, death, or damage was not due to CONSULTANT’S gross negligence.

     II.2.2 PATENTS: For equipment, materials and processes supplied or used by THE CORPORATION or the CONSULTANT in connection with work under this agreement THE CORPORATION shall indemnify and hold the CONSULTANT hereto harmless from any and all claims, costs, damages, settlements, and the like for infringement or alleged infringement of patents or trade secret misappropriation based on such equipment, materials or processes.

     II.2.3 The CONSULTANT is liable for actual damages incurred by THE CORPORATION as a result of CONSULTANT’s gross negligence or knowing breach of the terms of this contract to a maximum of the amount of services billed by CONSULTANT to THE CORPORATION in the preceding 12 months.

III RESPONSIBILITIES

III.1 CONFIDENTIALITY

     III.1.1 CONSULTANT acknowledges that technical information pertaining to the projects described in Statements of Work and/or to THE CORPORATION’s other technology, as well as any business information relating to THE CORPORATION's business, which is developed or received by CONSULTANT in connection with CONSULTANT's work hereunder, or which is otherwise disclosed to CONSULTANT, either directly or indirectly, or orally or in writing, is the property, or proprietary business information of THE CORPORATION. CONSULTANT agrees to maintain such information in confidence and not to use such information other than in the course of the services to be rendered to THE CORPORATION pursuant to this Agreement. Furthermore, the results of CONSULTANT's work are deemed to be proprietary to THE CORPORATION. CONSULTANT shall prevent the disclosure to others of the technical and business information and the results of CONSULTANT's work for THE CORPORATION, and CONSULTANT shall not duplicate or use any technical information or results of the work for any purpose other than for performing

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the services specified in this Agreement without first entering into a separate written agreement with THE CORPORATION authorizing the same.

     The foregoing obligations shall not apply to information or results which:

     (1) were in the public domain prior to CONSULTANT's receipt of the same hereunder, or which subsequently become part of the public domain by publication or otherwise, except by CONSULTANT's wrongful act; or

     (2) CONSULTANT can show were developed by CONSULTANT and were in its possession prior to its receipt of the same hereunder and were not acquired directly or indirectly from PGI; or

     (3) CONSULTANT can show were rightfully received by it from a third party who did not acquire the same directly or indirectly from THE CORPORATION and who did not require CONSULTANT to maintain the same in confidence; it being understood that specific technical information disclosed by THE CORPORATION pursuant to the provisions of this Agreement or discovered in connection with CONSULTANT's work for THE CORPORATION shall not be deemed to be within any of the above exclusions merely because it is embraced by more general information within one of said exclusions.

     III.1.2. THE CORPORATION FACILITIES. Any photographs or video images taken shall be treated as confidential information, subject to the terms of paragraph III.1.1, above.

     III.2 INTELLECTUAL PROPERTY

     The performance of this Agreement may result in the development of new, proprietary, and secret concepts, methods, techniques, processes, adaptations, and ideas. Such developments shall be the property of THE CONSULTANT as provided below, without regard to their origin, and shall be subject to the terms of this Agreement.

     III.2.1 INVENTIONS. Inventions discovered during the course of the work of the CONSULTANT for THE CORPORATION, shall be owned jointly by THE CORPORATION and the CONSULTANT, if the invention is made by representatives of both THE CORPORATION and the CONSULTANT. An invention shall be owned solely by the CONSULTANT, if the CONSULTANT is the sole inventor, even if the invention is made during the course of work by the CONSULTANT for THE CORPORATION.

     III.2.2 WORKS OF AUTHORSHIP. With respect to all original works of authorship (including but not limited to technical papers, photographs and computer software) created by CONSULTANT, either alone or with others, during the course of services for THE CORPORATION, the parties agree that such works are not "works for hire" as defined in the United States Copyright Law and CONSULTANT agrees to assign, and hereby assigns to THE CORPORATION the entire right, title and interest thereto, including but not limited to any copyrights therein.

III.3. RESPONSIBILITY ON HEALTH AND SAFETY

     The CONSULTANT shall abide by all the rules on occupational health and safety procedures prescribed and furnished in writing by THE CORPORATION;

     In this regard, THE CORPORATION has the right to halt any activity where CONSULTANT is not in accordance with safe operating procedures. Grave violation of the above provision on the observance of safety procedures shall be a ground for the early termination of this Contract.

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III.4. RESPONSIBILITY ON SECURITY

     The CONSULTANT shall abide by all written security policies, rules, and regulations being provided by THE CORPORATION. It shall be the responsibility of CONSULTANT to:

     III.4.1 Wear the proper identification, issued by THE CORPORATION, at all times.

     III.4.2 Entry onto THE CORPORATION’S property constitutes consent to an inspection of one’s person and personal effects when entering or leaving THE CORPORATION’S property. Refusal to permit an inspection shall be a ground’s for the early termination of this Contract.

III.5. DRUG AND ALCOHOL POLICY

     CONSULTANT agrees to the following terms while on THE CORPORATION’S premises concerning alcohol and drugs:

     (1) The use, possession, sale, transfer, or purchase of illegal drugs is prohibited.

     (2) The presence in one's blood of more than 0.08% alcohol is prohibited.

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IN WITNESS WHEREOF, the parties have executed this AGREEMENT in two (2) copies as of the day and year first above written.

K2 ENGINEERING			US Geothermal

BY:	Kevin Kitz	BY:	Doug Glaspey
	CONSULTANT		COO

WITNESS (if required)			WITNESS (if required)

__________________________			__________________________

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